Sub-Item 77Q1(e): Copies of Any New or Amended Investment Advisory
Contracts

Amended Annex A dated June 11, 2015 to the Management Agreement dated April 30, 1997 between Registrant, Goldman Sachs Asset Management, L.P., Goldman Sachs Fund Management L.P. and Goldman Sachs Asset Management International is incorporated herein by reference to Exhibit (d)(9) to Post-Effective Amendment No. 481 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on July 31, 2015 (Accession No. 0001193125-15-273155).

Amended Annex A dated August 13, 2015 to the Management Agreement dated April 30, 1997 between Registrant,
Goldman Sachs Asset Management, L.P., Goldman Sachs
Fund Management L.P. and Goldman Sachs Asset
Management International is incorporated herein by reference to Exhibit (d)(9) to Post-Effective Amendment No. 494 to the
Registrants Registration Statement on Form N-1A filed with the
Securities and Exchange Commission on
August 31, 2015 (Accession No. 0001193125-15-308337).